EXHIBIT 3.1
UNDERWRITING AGREEMENT
February 18, 2009
Cameco Corporation
2121-11th Street West
Saskatoon, Saskatchewan
S7M 1J3

Attention:	Mr. O. Kim Goheen Senior Vice President and Chief Financial Officer
Dear Sirs:
     BMO Nesbitt Burns Inc. (“BMO”), RBC Dominion Securities Inc. (“RBC DS”) and together with BMO, the (“Representatives”), CIBC World Markets Inc., Scotia Capital Inc., BNP Paribas (Canada) Securities Inc., TD Securities Inc. and National Bank Financial Inc. (each of the foregoing underwriters, an “Underwriter” and, collectively, the “Underwriters”) hereby severally, and not jointly nor jointly and severally, offer to purchase from Cameco Corporation (the “Corporation”) in the respective percentages set forth in Section 22 hereof, an aggregate of 23,188,400 common shares of the Corporation (each, a “Common Share”) at a price of $17.25 per Common Share (the “Offering Price”). The aggregate of 23,188,400 Common Shares being purchased by the Underwriters as described in the first sentence of this paragraph are referred to herein as the “Firm Shares”.
     Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase severally, and not jointly nor jointly and severally, in the respective percentages set forth in Section 22 hereof, up to an additional 3,478,000 Common Shares (the “Additional Shares”) at a price of $17.25 per Common Share for the purposes of covering over-allotments. The Over-Allotment Option may be exercised in accordance with Section 15 hereof.
     The Corporation has filed under and as required by Canadian Securities Laws (as hereinafter defined) a preliminary short form prospectus with each of the Canadian Securities Commissions (as hereinafter defined) relating to the distribution of the Common Shares in both the English and French languages (such short form prospectus, including the Documents Incorporated by Reference (as hereinafter defined), the “Initial Canadian Preliminary Prospectus”) and has obtained a Dual Prospectus Receipt (as hereinafter defined) therefor. In addition, the Corporation has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-10 (File No. 333-157385) registering the Common Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and the rules and regulations of the SEC thereunder, in connection with the offers and sales contemplated hereby, including the English-language Initial Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Initial Registration Statement”).

     The Corporation shall, as soon as possible after the execution of this Agreement and on a basis acceptable to the Underwriters, acting reasonably, prepare and file under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions in both the English and French languages an amended and restated Initial Canadian Preliminary Prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Amended and Restated Canadian Preliminary Prospectus”) and all other required documents and obtain a Dual Prospectus Receipt therefor no later than 5:00 p.m. (E.S.T.) on February 19, 2009. The Corporation shall also, immediately after the filing of the Amended and Restated Canadian Preliminary Prospectus and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC a pre-effective amendment to the Initial Registration Statement, including the English-language Amended and Restated Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended Initial Registration Statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 1 to the Registration Statement”).
     The Corporation will prepare and file forthwith after any comments with respect to the Amended and Restated Canadian Preliminary Prospectus have been received from, and have been resolved with, the Commission (as hereinafter defined), and on a basis acceptable to the Underwriters, acting reasonably, and on the terms set out below, under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions in both the English and French languages a (final) short form prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Canadian Final Prospectus”) and all other required documents, including any document incorporated by reference therein that has not previously been filed, in order to qualify for distribution to the public the Common Shares in each of the provinces and territories of Canada (the “Qualifying Jurisdictions”) through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters and obtain a Dual Prospectus Receipt therefor no later than February 26, 2009 (or such later date as may be agreed to in writing by the Corporation and the Underwriters). The Corporation will also, immediately after the filing of the Canadian Final Prospectus and on a basis acceptable to the Underwriters, acting reasonably, file with the SEC a second pre-effective amendment to the Initial Registration Statement, including the English-language Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 2 to the Registration Statement”) and cause the Amendment No. 2 to the Registration Statement to become effective under the U.S. Securities Act unless it became effective automatically upon filing (the Initial Registration Statement, as amended at the time it becomes effective, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Registration Statement”).

     The Corporation has also prepared and filed with the SEC an appointment of agent for service of process upon the Corporation on Form F-X (the “Form F-X”) in conjunction with the filing of the Initial Registration Statement.
     The Corporation and the Underwriters agree that any offers or sales of the Common Shares in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws and the requirements of the Financial Industry Regulatory Authority (FINRA).
     In consideration of the agreement on the part of the Underwriters to purchase the Common Shares and in consideration of the services rendered and to be rendered by the Underwriters (including but not limited to: acting as advisor to the Corporation; assisting in the preparation of the Offering Documents (as hereinafter defined), and the related documentation in order to qualify the Common Shares for Distribution (as hereinafter defined); and performing administrative work in connection with the Distribution of the Common Shares), the Corporation agrees to pay to the Representatives on behalf of the Underwriters, at the Closing Time (as hereinafter defined), and at the Option Closing Time (as hereinafter defined), if any, the fee specified in Schedule “A” hereto (the “Underwriting Fee”), the payment of such fee to be reflected by the Underwriters making payment of the gross proceeds of the sale of the Firm Shares or the Additional Shares, as the case may be: (a) to the Company, an amount equal to the gross proceeds of the sale less the amount of the Underwriting Fee; and (b) to the Representatives on behalf of the Underwriters, at the Company’s direction, of an amount equal to the Underwriting Fee.
     This Agreement shall be subject to the following terms and conditions:
TERMS AND CONDITIONS
Section 1 Interpretation
(1)	Definitions
     Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:
     “Additional Shares” has the meaning given to it in the second paragraph of this Agreement;
     “affiliate” has the meaning given to it in The Securities Act, 1988 (Saskatchewan);
     “Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters by this letter;
     “Amended and Restated Canadian Preliminary Prospectus” has the meaning given to it in the fourth paragraph of this Agreement;
     “Amendment No. 1 to the Registration Statement” has the meaning given to it in the fourth paragraph of this Agreement;

     “Amendment No. 2 to the Registration Statement” has the meaning given to it in the fifth paragraph of this Agreement;
     “Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;
     “Beneficiaries” has the meaning given to it in Section 10(4);
     “Bruce LP” means Bruce Power Limited Partnership;
     “Canadian Final Prospectus” has the meaning given to it in the fifth paragraph of this Agreement;
     “Canadian Offering Documents” means each of the Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus, and any Canadian Prospectus Amendment, including the Documents Incorporated by Reference;
     “Canadian Preliminary Prospectus” means the Initial Canadian Preliminary Prospectus, as amended by the Amended and Restated Canadian Preliminary Prospectus, including the Documents Incorporated by Reference;
     “Canadian Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus, including the Documents Incorporated by Reference;
     “Canadian Securities Commissions” means the securities regulatory authorities in each of the Qualifying Jurisdictions;
     “Canadian Securities Laws” means all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Jurisdictions;
     “Closing Date” means March 5, 2009 or such earlier or later date as may be agreed to in writing by the Corporation and the Underwriters;
     “Closing Time” means 8:00 a.m. E.S.T. on the Closing Date;
     “Commission” means the Saskatchewan Financial Services Commission, Securities Division;
     “Common Shares” means the common shares in the capital of the Corporation;
     “Corporation” means Cameco Corporation;
     “Distribution” means “distribution” or “distribution to the public” as those terms are defined in the Applicable Securities Laws;

     “Documents Incorporated by Reference” means all interim and annual financial statements, management’s discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports and other documents that are or are required by Canadian Securities Laws or U.S. Securities Laws to be incorporated by reference into the Offering Documents, as applicable;
     “Dual Prospectus Receipt” means the receipt issued by the Commission, which is deemed to also be a receipt of the other Canadian Securities Commissions and evidence of the receipt of the Ontario Securities Commission pursuant to Multilateral Instrument 11-102 —Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, for the Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as the case may be;
     “Effective Time” means the time the Registration Statement is declared or becomes effective;
     “Environmental Laws” has the meaning given to it in Section 8(28);
     “Financial Information” has the meaning given to it in Section 6(3)(a)(i);
     “Financial Statements” means the annual financial statements of the Corporation included in the Documents Incorporated by Reference, including the notes to such statements and the related auditors’ report on such statements, where applicable and including the Corporation’s Reconciliation to United States GAAP in respect of such financial statements and the auditors’ report thereon;
     “Firm Shares” has the meaning given to it in the first paragraph of this Agreement;
     “Form F-X” has the meaning given to it in the sixth paragraph of this Agreement;
     “Governmental Licenses” has the meaning given to it in Section 8(27);
     “Hazardous Materials” has the meaning given to it in Section 8(28);
     “Indemnified Party” has the meaning given to it in Section 9(3);
     “Indemnifying Party” has the meaning given to it in Section 9(3);
     “Initial Canadian Preliminary Prospectus” has the meaning given to it in the third paragraph of this Agreement;
     “Initial Registration Statement” has the meaning given to it in the third paragraph of this Agreement;
     “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the U.S. Securities Act relating to the Common Shares that (i) is required to be filed with the SEC by the Corporation, (ii) is a “road show that is a written communication”

within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the SEC or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Common Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Corporation’s records pursuant to Rule 433(g);
     “JV Inkai” means Joint Venture Inkai Limited Liability Partnership;
     “Material Adverse Effect” has the meaning given to it in Section 8(10);
     “material change” means a material change in or relating to the Corporation for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in or relating to the business, operations or capital of the Corporation and its subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management who believe that confirmation of the decision by the board of directors of the Corporation is probable;
     “Material Corporate Entities” means collectively, UEM, Inc., Centerra Gold Inc., Kumtor Mountain Corporation, Kumtor Gold Company, Cameco Gold Inc., Cameco Europe Ltd., Cameco Bruce Holdings Inc. and Cameco Bruce Holdings II Inc.;
     “Material Entities” means the Material Corporate Entities, and Bruce LP and JV Inkai;
     “material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation;
     “misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws of an Offering Jurisdiction or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;
     “NI 43-101” means National Instrument 43-101 — Standards for Disclosure for Mineral Projects;
     “NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions;
     “NI 51-102” means National Instrument 51-102 — Continuous Disclosure Obligations;
     “NYSE” means the New York Stock Exchange;
     “Offering” means the sale of Common Shares pursuant to this Agreement;

     “Offering Documents” means the Canadian Offering Documents and the U.S. Offering Documents;
     “Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;
     “Offering Price” has the meaning given to it in the first paragraph of this Agreement;
     “Option Closing Date” has the meaning given to it in Section 15;
     “Option Closing Time” has the meaning given to it in Section 15(1);
     “Over-Allotment Option” has the meaning given to it in the second paragraph of this Agreement;
     “Permitted Free Writing Prospectus” has the meaning given to it in Section 11(2);
     “Qualifying Jurisdictions” has the meaning given to it in the fifth paragraph of this Agreement;
     “Registration Statement” has the meaning given to it in the fifth paragraph of this Agreement;
     “SEC” means the United States Securities and Exchange Commission;
     “Selling Firm” has the meaning given to it in Section 3(1);
     “Shares” means, collectively, the Firm Shares and the Additional Shares;
     “Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;
     “Terminating Underwriters” has the meaning given to it in Section 12(1);
     “TSX” means the Toronto Stock Exchange;
     “Underwriters” has the meaning given to it in the first paragraph of this Agreement;
     “Underwriters’ Matters” has the meaning given to it in Section 9(1)(a);
     “Underwriting Fee” has the meaning given to it in the eighth paragraph of this Agreement;
     “U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment;
     “U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
     “U.S. Final Prospectus” means the English-language Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the Documents Incorporated by Reference;
     “U.S. Offering Documents” means the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and any U.S. Amended Prospectus;
     “U.S. Preliminary Prospectus” means, as of any time prior to the Effective Time, the English-language Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Initial Registration Statement as amended at such time, including the Documents Incorporated by Reference therein;
     “U.S. Registration Statement Amendment” means any amendment to Amendment No. 1 to the Registration statement (other than Amendment No. 2 to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the distribution of the Common Shares;
     “U.S. Securities Act” has the meaning given to it in the third paragraph of this Agreement;
     “U.S. Securities Laws” means all applicable United States federal securities laws, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder; and
     “United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.
(2)	Capitalized terms used but not defined herein have the meanings ascribed to them in the Canadian Preliminary Prospectus.

(3)	Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(4)	All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(5)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of Canada, unless otherwise specified.

(6)	The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:
Schedule “A” — Term Sheet
Schedule “B” — Matters to be Addressed in the Corporation’s Canadian and U.S. Counsel Opinion
Schedule “C” — Matters to be Addressed in the Corporation’s Foreign Counsel Opinion

Section 2 Filing of Prospectus
The Corporation shall, all on a basis which meets the time requirements below and is otherwise satisfactory to the Underwriters, acting reasonably:
(a)	not later than February 19, 2009, have obtained a Dual Prospectus Receipt with respect to the Initial Canadian Preliminary Prospectus and, not later than February 20, 2009, have obtained a Dual Prospectus Receipt with respect to the Amended and Restated Canadian Preliminary Prospectus;

(b)	not later than February 20, 2009, have filed the Amendment No. 1 to the Registration Statement with the SEC;

(c)	forthwith after any comments with respect to the Canadian Preliminary Prospectus have been received from, and have been resolved with, the Commission, but not later than February 26, 2009 (or such later time and date as may be agreed to in writing by the Corporation and the Underwriters), have obtained a Dual Prospectus Receipt with respect to the Canadian Final Prospectus or otherwise fulfilled all legal requirements to enable the Common Shares to be offered and sold to the public in the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters; and

(d)	immediately after filing of the Canadian Final Prospectus referenced in subparagraph (c) above, file the Amendment No. 2 to the Registration Statement with the SEC, which shall become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act.
Section 3 Distribution of the Shares
(1)	Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in the Offering and each such Underwriter may determine the remuneration payable to such Selling Firm. The Underwriters may offer the Shares, directly and through Selling Firms or any affiliate of an Underwriter, in the Offering Jurisdictions for sale to the public (subject to Section 7 hereof) in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions to purchasers permitted to purchase the Shares in accordance with applicable securities laws in such jurisdiction, and upon the terms and conditions set forth in the Offering Documents and in this Agreement and in accordance with Applicable Securities Laws in the Offering Jurisdictions and with applicable securities laws in any such other jurisdiction; each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing and such Underwriter shall be severally responsible for the compliance by such Selling Firm with the provisions of this Agreement.

(2)	For purposes of this Section 3, the Underwriters shall be entitled to assume that the Shares are qualified for Distribution in any Qualifying Jurisdiction where a Dual

Prospectus Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Corporation.

(3)	The Underwriters shall use all reasonable best efforts to complete and to cause the other Selling Firms to complete the Distribution of the Shares as soon as possible after the Closing Time.

(4)	The Representatives shall notify the Corporation when, in their opinion, the Distribution of the Shares has terminated and will provide to the Corporation, as soon as practicable after the Distribution of the Shares has terminated, a breakdown of the number of Shares distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Commissions.

(5)	Notwithstanding the foregoing provisions of this Section 3, no Underwriter will be liable to the Corporation under this Section 3 with respect to a default by another Underwriter or another Underwriter’s duly registered broker-dealer affiliate in the United States or any Selling Firm, as the case may be, if the former Underwriter is not also in default.

(6)	The Underwriters acknowledge that the Corporation is not taking any steps to qualify the Shares for Distribution outside of the Offering Jurisdictions.
Section 4 Preparation of Prospectus; Due Diligence
     During the period of the Distribution of the Shares, the Corporation shall co-operate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve the form and content of, the Offering Documents and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfil the Underwriters’ obligations under Applicable Securities Laws as underwriters and, in the case of the Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters.
Section 5 Material Changes
(1)	During the period from the date of this Agreement to the completion of the Distribution of the Shares the Corporation covenants and agrees with the Underwriters that it shall promptly notify the Underwriters in writing of:
(a)	any material change or anticipated, contemplated or threatened material change, in or relating to the Corporation and its subsidiaries taken as a whole;

(b)	any material fact which has arisen or been discovered and would have been required to have been stated in any of the Offering Documents or any Issuer Free Writing Prospectus had the fact arisen or been discovered on or prior to the date of such document;

(c)	any change in any material fact (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which fact or change is, or may be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying with the laws of any Qualifying Jurisdiction in which the Shares are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation; and

(d)	the occurrence of any event as a result of which (i) the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement, or any U.S. Registration Statement Amendment, in each case as amended immediately prior to such occurrence, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Amended Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.
(2)	The Underwriters agree, and will require each Selling Firm to agree, to cease the Distribution of the Shares, including any solicitations to sell the Shares, upon the Underwriters receiving written notification of any change or material fact with respect to any Offering Document contemplated by this Section 5 and to not recommence the Distribution of the Shares in any Offering Jurisdiction until a Canadian Prospectus Amendment or U.S. Registration Statement Amendment disclosing such change is filed in such Offering Jurisdiction.

(3)	The Corporation shall, to the reasonable satisfaction of the Underwriters’ counsel, promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise. In addition, if during the Distribution of the Shares there is any change in any Applicable Securities Laws, which, in the reasonable opinion of the Underwriters, results in a requirement to file a Canadian Prospectus Amendment or U.S. Registration Statement Amendment, the Corporation shall, to the reasonable satisfaction of the Underwriters’ counsel, make any such filing under Applicable Securities Laws as soon as possible.

(4)	The Corporation shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise)

which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 5.

(5)	If a material change, material fact or a change in a material fact contemplated by this Section 5 occurs subsequent to the filing of the Canadian Final Prospectus and the Registration Statement but prior to the Closing Time, then, subject to Section 12, the Closing Date shall be, unless the Corporation and the Underwriters otherwise agree in writing, the fifth business day following the later of:
(a)	the date on which all applicable filings or other requirements of the Applicable Securities Laws with respect to such material change, material fact or change in a material fact have been complied with in all Offering Jurisdictions and any appropriate receipts obtained for such filings and notice of such filings from the Corporation or the Corporation’s counsel have been received by the Underwriters; and

(b)	the date upon which the commercial copies of any Canadian Prospectus Amendment or U.S. Prospectus Amendment have been delivered in accordance with Section 6(2);
however, in no event shall the Closing Date be later than March 31, 2009.
Section 6 Deliveries to the Underwriters
(1)	The Corporation shall deliver or cause to be delivered to the Underwriter, forthwith:
(a)	copies of the Canadian Preliminary Prospectus, in the English and French languages, in each case duly signed as required by the laws of all of the Qualifying Jurisdictions;

(b)	copies of the Initial Registration Statement, the Amendment No. 1 to the Initial Registration Statement and the Amendment No. 2 to the Initial Registration Statement, in each case signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to the Initial Registration Statement, as amended;

(c)	copies of the Canadian Final Prospectus, in the English and French languages, in each case duly signed as required by the laws of all of the Qualifying Jurisdictions;
and forthwith after the preparation thereof:
(d)	copies of any Canadian Prospectus Amendment, in the English and French languages, required to be filed under Section 5 hereof, in each case duly signed as required by the laws of all of the Qualifying Jurisdictions; and

(e)	any U.S. Registration Statement Amendment signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to the U.S. Registration Statement Amendment required to be filed under Section 5 hereof.
(2)	The Corporation shall forthwith cause to be delivered to the Underwriters in such cities in the Offering Jurisdictions as they may reasonably request, without charge, such numbers of commercial copies of the Canadian Preliminary Prospectus and Canadian Final Prospectus in the English and French languages and the U.S. Preliminary Prospectus and U.S. Final Prospectus, excluding in each case the Documents Incorporated by Reference, as the Underwriters shall reasonably require. The Corporation shall similarly cause to be delivered to the Underwriters commercial copies of any Canadian Prospectus Amendment or U.S. Amended Prospectus, excluding in each case the Documents Incorporated by Reference. The Corporation agrees that such deliveries shall be effected as soon as possible and, in any event, (i) in Toronto and New York not later than 12:00 noon E.S.T. on February 20, 2009, and in all other cities by 12:00 noon local time, on the next business day, with respect to the Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and Amendment No. 1 to the U.S. Registration Statement, and (ii) in Toronto and New York with respect to the Canadian Final Prospectus and the U.S. Final Prospectus, by 12:00 noon E.S.T. on the business day (which shall be any day, other than a Saturday or Sunday, on which banks are open for business in Saskatoon, Saskatchewan) following the delivery by the Commission of the Dual Prospectus Receipt for the Canadian Final Prospectus, and in all other cities by 12:00 noon local time, on the next business day, provided that the Underwriters have given the Corporation written instructions as to the number of copies required and the places to which such copies are to be delivered not less than 24 hours prior to the time requested for delivery. Such delivery shall also confirm that the Corporation consents to the use by the Selling Firms of the Offering Documents in connection with the Distribution of the Shares in compliance with the provisions of this Agreement.

(3)	The Corporation shall also deliver or cause to be delivered to the Underwriters:
(a)	Appropriate legal opinions of the Corporation’s Québec counsel addressed to the Underwriters, acceptable in all reasonable respects to the Underwriters’ counsel:
(i)	dated and delivered on the date of each of the Canadian Offering Documents, to the effect that, except for the Financial Statements and certain other financial information, including management’s discussion and analysis, contained in or incorporated by reference in the Canadian Offering Documents (collectively, the “Financial Information”), the French language version of each of the Canadian Offering Documents including any Documents Incorporated by Reference in the French language version of the Canadian Offering Documents is in all material respects a complete and proper translation of the English language versions thereof; and

(ii)	dated and delivered on the Closing Date, relating to the use of the French language in connection with the documents delivered to purchasers of the Common Shares in the Province of Québec;
(b)	By the Corporation’s auditors:
(i)	an opinion addressed to the Underwriters acceptable in all reasonable respects to the Underwriters’ counsel dated and delivered on the date of each of the Canadian Offering Documents, to the effect that the French language version of the Financial Information is in all material respects a complete and proper translation of the English language version thereof; and

(ii)	a comfort letter addressed to the Underwriters dated and delivered at the Effective Time (with the requisite procedures to be completed by such auditor within two business days of the date of such letter) in form and substance satisfactory to the Underwriters, acting reasonably, and covering financial and accounting information relating to the Corporation and its material subsidiaries and affiliates contained in the Offering Documents.
Section 7 Regulatory Approvals.
     The Corporation will make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. The Corporation will cooperate with the Underwriters in connection with the qualification of the Shares for offering and sale under the Applicable Securities Laws of the Offering Jurisdictions and such other jurisdictions as the Underwriters may designate and in maintaining such qualifications in effect for so long as required for the Distribution of the Shares; provided, however, that (i) the Corporation shall not be obligated to make any material filing, file any prospectus, registration statement or similar document, consent to service of process, or qualify as a foreign corporation or as a dealer in securities in any of such other jurisdictions, or to subject itself to taxation in respect of doing business in any of such other jurisdictions in which it is not otherwise so subject, or become subject to any additional statutory liabilities in respect of the Offering Documents, or become subject to any additional periodic reporting or continuous disclosure obligations, and (ii) the Underwriters and the Selling Firms shall comply with the applicable laws in any such designated jurisdiction in making offers and sales of Shares therein.
Section 8 Representations and Warranties
     The Corporation represents and warrants to each of the Underwriters that as of the date hereof, as at the respective dates of the filing of the Canadian Final Prospectus and the U.S. Final Prospectus and as at the Closing Time (with the same force and effect as if made on and as at such times):
(1)	Each of the Documents Incorporated by Reference complied or will comply when so filed in all material respects with Canadian Securities Laws and, to the extent applicable,

with the requirements of the U.S. Exchange Act and the rules and regulations of the SEC promulgated under the U.S. Exchange Act.

(2)	Each of the Canadian Offering Documents at the time such document was filed or at such time as such document will be filed complied or will comply in all material respects with the requirements of Canadian Securities Laws.

(3)	At the time it becomes effective the Registration Statement will, and at the Effective Time the U.S. Final Prospectus will, conform in all material respects to the applicable requirements of the U.S. Securities Act and the rules and regulations of the SEC thereunder.

(4)	The Canadian Offering Documents do not contain or, with respect to Canadian Offering Documents to be filed after the date hereof, will not contain any misrepresentation (as defined under Canadian Securities Laws) and constitute or, with respect to Canadian Offering Documents to be filed after the date hereof, will constitute full, true and plain disclosure of all material facts relating to the Corporation and its subsidiaries, taken as a whole, and to the Shares, as required by Canadian Securities Laws; provided, however, that this representation and warranty shall not apply to any Underwriters’ Matters.

(5)	The Registration Statement, at the time it becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Final Prospectus, as of the Effective Time and as of the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any Underwriters’ Matters.

(6)	As of the Effective Time and as of the Closing Time, the U.S. Final Prospectus, when considered together with each Issuer Free Writing Prospectus, if any, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(7)	Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Distribution of the Common Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Final Prospectus.

(8)	The Corporation is eligible to file a prospectus in the form of Form 44-101F1 — Short Form Prospectus under NI 44-101 of the Canadian Securities Administrators and, at the time of filing of the Canadian Final Prospectus, there will be no documents required to have been filed under the Canadian Securities Laws in connection with the Distribution of the Common Shares at or prior to such time that will not have been filed as required.

(9)	The Corporation is subject to Section 13(a) or 15(d) of the U.S. Exchange Act, and the Corporation meets the general eligibility requirements for use of Form F-10.

(10)	Each of the Material Corporate Entities and the Corporation has been duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted by it and the Corporation and each of the Material Corporate Entities is duly qualified as a foreign or extra-provincial corporation, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business, general affairs, management, condition, financial position, shareholders’ equity, results of operations, properties of the Corporation and its consolidated interest in the Material Entities, taken as a whole (a “Material Adverse Effect”); and except as otherwise disclosed in the Offering Documents, all of the issued and outstanding share capital of each of the Material Corporate Entities has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Corporation, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(11)	Bruce LP has been formed and is existing under the laws of Ontario, with power and authority to own, lease and operate its properties and to conduct its business as now conducted by it and the Corporation holds a 31.6% limited partnership interest in Bruce LP.

(12)	JV Inkai has been formed and is existing under the laws of Kazakhstan, with power and authority to own, lease and operate its properties and to conduct its business as now conducted by it and the Corporation holds a 60.0% limited partnership interest in JV Inkai.

(13)	The Corporation has all necessary corporate power and authority and all authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue the Common Shares.

(14)	The Corporation has an authorized capitalization as set forth in the Offering Documents of which, as of January 31, 2009, 365,720,123 Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

(15)	The Shares have been duly authorized for issuance, sale and delivery to the Underwriters pursuant to this Agreement and, when issued and delivered by the Corporation against payment of the consideration set forth herein, the Shares will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Offering Documents; the issuance of the Shares is not subject to the preemptive or similar rights of any person.

(16)	Except as disclosed in the Offering Documents, no person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or an option (including convertible or exchangeable securities or warrants) for the purchase, subscription for or issuance of securities of any kind of the Corporation, other than pursuant to this Agreement.

(17)	Neither the execution, delivery or performance of this Agreement by the Corporation nor the consummation of any of the transactions contemplated hereby will give rise to a right to terminate or accelerate any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Corporation or any of the Material Entities pursuant to the terms of any indenture, mortgage, deed or trust or other agreement or instrument to which the Corporation or any of the Material Entities is a party or by which any of them or any of their respective properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, law, statute, rule, regulation or by-law applicable to the Corporation or any of the Material Entities, except where such right, conflict, breach, default, consent or waiver requirement, execution or imposition would not have a Material Adverse Effect, or violate any provisions of the articles, by-laws or other constating documents of the Corporation or any of the Material Entities.

(18)	This Agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms subject to bankruptcy, insolvency, creditor arrangement laws and laws affecting creditors’ rights generally and equitable relief and except as rights to indemnity and contribution may be limited by applicable laws.

(19)	The audited financial statements of the Corporation as at December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 incorporated by reference in the Offering Documents have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those of previous periods, unless otherwise noted, and such audited consolidated financial statements have been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F under the U.S. Exchange Act and present fairly:
(a)	the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the consolidated financial position of the Corporation as at December 31, 2008 and 2007; and

(b)	the consolidated earnings and retained earnings and the changes in consolidated cash resources of the Corporation for the periods then ended.
(20)	Other than as set forth in or incorporated by reference in the Offering Documents, there are no claims, actions, suits, investigations, notices or proceedings (including, without limitation, by aboriginal groups) pending or, to the best of the Corporation’s knowledge, threatened by or against or affecting the Corporation or any of the Material Entities in any court or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which would have a

Material Adverse Effect or which would affect or may affect the Distribution of the Shares.

(21)	The Corporation does not believe that it is a “passive foreign investment company”, as such term is defined in the United States Internal Revenue Code of 1986, as amended.

(22)	KPMG LLP, who have audited the Financial Statements and have audited the Corporation’s management’s assessment of the Corporation’s internal control over financial reporting, are independent within the meaning of the Rules of Professional Conduct/Code of Ethics of the various provincial institutes/ordre, the Canada Business Corporations Act, the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (PCAOB).

(23)	The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act) that complies in all material respects with the requirements of the U.S. Exchange Act and has been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in Canada. Management of the Corporation assessed internal control over financial reporting of the Corporation as of December 31, 2008 and concluded internal control over financial reporting was effective as of such date. The Corporation is not aware of any material weaknesses in its internal control over financial reporting.

(24)	The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Corporation in the reports that it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms; such disclosure controls and procedures were effective as of December 31, 2008.

(25)	Neither the Corporation nor any of the Material Entities has taken, nor will the Corporation or any Material Entity take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Corporation in connection with the Offering.

(26)	Neither the Corporation nor any of its subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or other person acting on behalf of the Corporation or any of its subsidiaries is aware of or has (i) made any unlawful contribution to any candidate for non-United States or Canadian office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or Canada of any jurisdiction thereof. Without limiting the generality of the foregoing, none of the Corporation, its subsidiaries or, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Canadian Corruption of Foreign Public Officials Act or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively the “Foreign Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corruption Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corruption Laws; and the Corporation and each of its subsidiaries have conducted their businesses in compliance with the Foreign Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Corporation and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened.

(27)	The Corporation and the Material Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, provincial, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Corporation and the Material Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Corporation nor any of the Material Entities has received any notice of proceedings relating to the revocation or modification of, failure to renew or imposition of a burdensome restriction under any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect.

(28)	Except as described in the Offering Documents and except such matters as would not result in a Material Adverse Effect, (A) neither the Corporation nor any of the Material

Entities is in violation of any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, legal code, or any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mould (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Corporation and the Material Entities have all permits, authorizations and approvals required under any applicable Environmental Laws for their respective businesses as presently conducted and are each in substantial compliance with their requirements, (C) there are no pending or, to the Corporation’s knowledge, threatened administrative, regulatory or judicial actions, suits, claims, liens, actions concerning any noncompliance or violation, investigations or adversarial legal proceedings pursuant to any Environmental Law against the Corporation or any of the Material Entities, (D) there are no orders for clean-up or remediation, or actions, suits or proceedings by any private party or governmental body or agency, against or affecting the Corporation or any of the Material Entities alleging releases of Hazardous Materials or any violation of Environmental Laws, and (E) there has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any property now or previously owned, operated, used or leased by the Corporation or any Material Entity or into the environment surrounding any such property of any Hazardous Materials with respect to which the Corporation or any Material Entity has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, or any of the Documents Incorporated by Reference (exclusive of any supplement thereto).

(29)	With respect to information set forth in the Offering Documents: (i) information relating to the Corporation’s estimates of mineral reserves and mineral resources contained in the Offering Documents has been reviewed and verified by the Corporation or independent consultants to the Corporation for consistency with the Corporation’s most recently prepared mineral reserve and mineral resource estimates; (ii) the mineral reserve and mineral resource estimates have been prepared in all material respects in accordance with NI 43-101 by or under the supervision of a qualified person as defined therein; (iii) the methods used in estimating the Corporation’s mineral reserves and mineral resources are in accordance with accepted mineral reserve and mineral resource estimation practices; and (iv) the Corporation has duly filed with the applicable Canadian Securities Commissions in compliance with applicable Canadian Securities Laws all technical reports required by NI 43-101 to be filed with the Canadian Securities Commissions and all such reports (as amended) comply in all material respects with the requirements thereof.

(30)	The Corporation has not since January 1, 2008, completed any acquisition that is a “significant acquisition” for the purpose of Part 8 of NI 51-102, nor is it proposing to complete any acquisition that has progressed to a state where a reasonable person would believe that the likelihood of the Corporation completing the acquisition is high and such acquisition would be a “significant acquisition” for the purposes of Part 8 of NI 51-102 if completed as of the date of the Canadian Final Prospectus.

(31)	Since December 31, 2008, except as disclosed in the Offering Documents, neither the Corporation nor any of the Material Entities has incurred any indebtedness that is material to the Corporation on a consolidated basis for borrowed money, or guaranteed the repayment thereof, except for such indebtedness or guarantees incurred in the ordinary course of business.

(32)	The Corporation is a “reporting issuer” not in default of any requirement under the Canadian Securities Laws of the Qualifying Jurisdictions and has filed in each of the Qualifying Jurisdictions its Annual Information Form for the year ended December 31, 2007 under NI 44-101. In particular, without limiting the foregoing, no material change relating to the Corporation has occurred with respect to which the requisite material change report has not been filed on a non-confidential basis with all relevant securities regulatory authorities (unless originally filed on a confidential basis and subsequently made non-confidential).

(33)	Neither the Commission, the SEC, any other securities regulatory authority, any stock exchange nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation.

(34)	The Corporation’s Common Shares that are currently issued and outstanding are listed and posted for trading on the TSX and are listed on the NYSE and the Corporation is not in default of its listing requirements on the TSX or the NYSE.

(35)	Each of the Corporation and the Material Entities holds title to its properties and assets as described in the Offering Documents, including, without limitation, mineral leases, surface rights or leases, mining rights or claims or other conventional proprietary interests or rights recognized in the jurisdiction in which a particular property is located, free and clear of all liens, encumbrances and defects, except such as (i) are described therein, (ii) have been created in the ordinary course of business in connection with financing arrangements, (iii) do not materially affect the value of such properties or assets and do not materially interfere with the use made and proposed to be made of such properties and assets by the Corporation or such Material Entity, or (iv) are not material to the Corporation and its subsidiaries taken as a whole. Except as disclosed in the Offering Documents, and except as would not have a Material Adverse Effect: (i) no other property rights are necessary for the conduct of the Corporation’s business as presently conducted or as proposed to be conducted by the Corporation as described in the Offering Documents, and (ii) there are no material restrictions on the ability of the Corporation and the Material Entities to use or otherwise exploit any existing property rights. Neither the Corporation nor any Material Entity has received any notice of any claim adverse to its ownership of any such properties or assets or of any claim against the continued possession of any such properties or assets, whether owned or held under lease or sublease by the Corporation or any Material Entity, except as could not have a Material Adverse Effect.

(36)	The Corporation is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Documents under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(37)	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Corporation of its obligations hereunder or in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained or as may be required under the U.S. Securities Laws (including state “blue sky” securities laws) and (ii) such as have been obtained or as may be required under the Canadian Securities Laws.

(38)	Neither the Corporation nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(39)	Except as would not, individually or in the aggregate, have a Material Adverse Effect, no labour disturbance by or dispute with employees of the Corporation or any of the Material Entities exists or, to the knowledge of the Corporation, is contemplated or threatened, and the Corporation is not aware of any existing or imminent labour disturbance by, or dispute with, the employees of any of its or the Material Entities’ principal suppliers, contractors or customers.

(40)	The Corporation and the Material Corporate Entities are insured by recognized insurers, all of which insurance is in full force or effect, or are self insured against such losses and risks and in such amounts as are reasonable and consistent with sound business practice.

(41)	Neither the Corporation nor any Material Entities has sustained, since the date of the latest audited Financial Statements included or incorporated by reference in the Offering Documents, any loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labour dispute or any legal or governmental proceeding, other than as set forth in the Offering Documents that would be material to the Corporation on a consolidated basis.

(42)	The material agreements to which the Corporation or a Material Entity is a party in relation to the McArthur River, Cigar Lake, Key Lake and Inkai joint ventures are in good standing and there has been no default under any such agreements (except for minor and temporary arrears and other similar temporary defaults which occur in the ordinary course of business or which would not, individually or in the aggregate, constitute or result in a Material Adverse Effect).

(43)	CIBC Mellon Inc. through its offices in the city of Toronto, Ontario has been duly appointed as the Canadian registrar and transfer agent for the Common Shares, and Mellon Investor Services LLC through its offices in Jersey City, New Jersey has been duly appointed as the U.S. registrar and transfer agent for the Common Shares.

(44)	The Corporation and each of the Material Corporate Entities has duly and timely paid all taxes thereon and all assessments received by it to the extent required to be paid and not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect; and to the Corporation’s knowledge, except as otherwise disclosed in the Offering Documents, there is no tax deficiency that has been asserted in writing against the Corporation or any of the Material Entities or any of their respective properties or assets that if ultimately upheld would have a Material Adverse Effect.

(45)	All outlooks or projections disclosed in the Offering Documents including any of the Documents Incorporated by Reference, have been prepared based upon reasonable assumptions in the circumstances and, with respect to financial outlooks or projections, using accounting principles consistent with the audited financial statements of the Corporation for the year ended December 31, 2008.
Section 9 Indemnification
(1)	The Corporation agrees to and shall protect and indemnify the Underwriters, their respective affiliates and each of the directors, officers and employees of the Underwriters and their respective affiliates and each person, if any, who controls any Underwriter or any of their respective affiliates from and against all losses (other than losses of profits in connection with the distribution of the Common Shares), claims, costs, damages and liabilities, to which the Underwriters, their respective affiliates and such director, officer and employee of the Underwriters and their respective affiliates and such person, if any, who controls any Underwriter or any of their respective affiliates, may become subject that is caused by or arises by reason of:
(a)	any information or statement (except any statement relating solely to the Underwriters or any of them as provided in writing to the Corporation by the Representatives on behalf of the Underwriters for use in the Offering Documents (collectively, the “Underwriters’ Matters”)) contained in the Canadian Offering Documents, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Prospectus Amendment or any Issuer Free Writing Prospectus which at the time and in the light of the circumstances under which it was made contains or is alleged to contain an untrue statement of a material fact;

(b)	any information or statement (except any Underwriters’ Matters) contained in the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration

Statement or any U.S. Registration Amendment which at the time it was made contains or is alleged to contain an untrue statement of a material fact;

(c)	any omission or alleged omission to state in the Canadian Offering Documents, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Prospectus Amendment or any Issuer Free Writing Prospectus or any certificate of the Corporation delivered pursuant to this Agreement, any fact (except any Underwriters’ Matters) required to be stated in such document or necessary to make any statement in such document not misleading in the light of the circumstances under which it was made;

(d)	any omission or alleged omission to state in the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement or any U.S. Registration Amendment any fact (except any Underwriters’ Matters) required to be stated in such document or necessary to make any statement in such document not misleading;

(e)	the Corporation not complying with any requirement of the Applicable Securities Laws; or

(f)	any order made or inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except Underwriters’ Matters) in the Offering Documents or any Issuer Free Writing Prospectus preventing or restricting trading in the Shares or any of them or the Distribution of the Shares in any of the Offering Jurisdictions;
and will reimburse the parties entitled to indemnification hereunder for all reasonable costs, charges and expenses (including reasonable legal expenses), as incurred, which any of them may pay or incur in connection with investigating or disputing any such claim or action. This indemnity is in addition to any liability which the Corporation may otherwise have.

(2)	The Underwriters, severally and not jointly nor jointly and severally, agree to and shall protect and indemnify the Corporation and each of the directors, officers and employees of the Corporation from and against all losses (other than loss of profit), claims, costs, damages and liabilities, to which the Corporation, and such director, officer and employee of the Corporation, may become subject that is caused by or arises by reason of:
(a)	any information or statement relating to any Underwriters’ Matters contained in the Canadian Offering Documents, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Prospectus Amendment or any Issuer Free Writing Prospectus which at the time and in the light of the circumstances under which it was made contains or is alleged to contain an untrue statement of a material fact;

(b)	any information or statement relating to any Underwriters’ Matters contained in the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement or any U.S. Registration Amendment which at the time it was made contains or is alleged to contain an untrue statement of a material fact;

(c)	any omission or alleged omission to state in the Underwriters’ Matters contained in the Canadian Offering Documents, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Prospectus Amendment or any Issuer Free Writing Prospectus, any fact or information relating to the Underwriters required to be stated therein or necessary to make any of the information or statements contained the Underwriters’ Matters not misleading in the light of the circumstances in which they are made;

(d)	any omission or alleged omission to state in the Underwriters’ Matters contained in the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement or any U.S. Registration Amendment any fact or information relating to the Underwriters required to be stated therein or necessary to make any of the information or statements contained in the Underwriters’ Matters not misleading; and

(e)	the Underwriters or the Selling Firms (provided that no Underwriter shall be responsible for any Selling Firm not engaged by such Underwriter or by the Representatives on behalf of the Underwriters as a group) not complying with Applicable Securities Laws, or any other applicable securities laws in connection with their marketing and selling activities in the offering and sale of the Shares.
The Underwriters will reimburse the parties entitled to indemnification hereunder for all reasonable costs, charges and expenses (including reasonable legal expenses), as incurred, which any of them may pay or incur in connection with investigating or disputing any such claim or action. This indemnity is in addition to any liability which the Underwriters may otherwise have.

(3)	If any claim contemplated by this Section 9 shall be asserted against any of the parties entitled to indemnification under this Section 9, or if any potential claim contemplated by this Section 9 shall come to the knowledge of any of the parties entitled to indemnification under this Section 9 in respect thereof, such party will notify the Corporation and the Representatives on behalf of the Underwriters in writing as soon as possible of the nature of such claim (provided that any failure to so notify in respect of any potential claim shall not affect the liability of the Corporation or the Underwriters, as the case may be, under this Section 9 and provided further that any failure to so notify in respect of any actual claim shall affect the liability of the Corporation or the Underwriters, as the case may be, under this Section 9 only to the extent that the Corporation or the Underwriters, as the case may be, are prejudiced by such failure). The party liable to make indemnification pursuant to this Section 9 (the “Indemnifying Party”) shall be entitled to participate in the defence of any claim so asserted and, after written notice to the party or parties claiming indemnification (the “Indemnified Party”), to assume the defence thereof. No Indemnifying Party shall, without the written consent of the Indemnified Party, such consent not to be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party. If the Indemnifying Party does not elect to participate in or assume the defence of such claim, the Indemnified Party shall have the right to employ counsel and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such counsel. If the Indemnifying Party does elect to participate in or assume the defence of such claim, the Indemnified Party shall have the right to participate in the defence of such claim and have separate counsel at its own expense provided that, if the Indemnified Party has reasonably concluded that there may be legal defences available to it which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel with respect to such different or additional defences or, if the Indemnified Party has reasonably concluded that the representation of the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate due to actual or potential differing interests between them, the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel with respect to the entire defence. It is understood, however, that the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees, costs and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties unless, in the opinion of counsel to any such Indemnified Parties, representation of all or any of such Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between any of them.
Section 10 Contribution
(1)	In order to provide for just and equitable contribution as between the Corporation and the Underwriters in circumstances in which the indemnity provided in Section 9 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Underwriters or the Corporation or any of their respective affiliates, directors, officers, employees and agents or controlling persons, or enforceable otherwise than in accordance with its terms, the Corporation and the Underwriters shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits) of the nature contemplated in Section 9 and suffered or incurred by them (which, in the case of the Underwriters, shall include any such claims, expenses, costs, liabilities and losses paid or incurred to the Corporation pursuant to any claim for contribution or indemnity by the Corporation or any of its directors, officers, employees or agents against the Underwriters) on the basis that the Underwriters shall be responsible in the aggregate for that portion represented by the percentage that the aggregate fees payable by the Corporation to the Underwriters hereunder bears to the purchase price paid by the Underwriters for the Shares and the Corporation shall be responsible for the balance, provided that:
(a)	the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of such aggregate fee or any portion thereof actually received; and

(b)	no person guilty of misrepresentation as defined in the Applicable Securities Laws that is fraudulent shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
The rights to contribution provided in this Section 10 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law. If an Indemnified Party has reason to believe that a claim for contribution may arise, it shall give other parties hereto notice thereof in writing, but failure to give such notice shall relieve a party of any obligation which it may have to the Indemnified Party under this Section 10 only to the extent that it is materially prejudiced as a result.

(2)	The indemnity and contribution agreement contained in Section 9 and Section 10 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, acceptance by the Underwriters of any of the Shares and payment therefor, or any termination of this Agreement.

(3)	If any provision of Section 9 or Section 10 hereof is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be deemed to affect or impair the validity of any other provision of this Agreement and such void, voidable or unenforceable provision shall be severable from this Agreement.

(4)	The Corporation hereby acknowledges and agrees that, with respect to Section 9 and Section 10 hereof, the Underwriters are contracting on their own behalf and as agents for their respective affiliates, directors, officers, employees and controlling persons (collectively, the “Beneficiaries”). In this regard, each of the Underwriters shall act as trustee for the Beneficiaries of the Corporation’s covenants under Section 9 and Section 10 hereof with respect to the Beneficiaries and accepts these trusts and shall hold and enforce the covenants on behalf of the Beneficiaries.
Section 11 Covenants of the Corporation
(1)	The Corporation covenants and agrees with the Underwriters that:
(a)	the Corporation will advise the Underwriters, promptly after receiving notice thereof, of the time when each Offering Document has been filed and any Dual Prospectus Receipt has been obtained, and will provide evidence satisfactory to the Underwriters of each such filing and a copy of each such Dual Prospectus Receipt;

(b)	between the date hereof and the date of completion of the Distribution of the Shares, the Corporation will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:
(i)	the issuance by any Canadian Securities Commission or the SEC of any order suspending or preventing the use of any of the Offering Documents, including without limitation the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or, to the knowledge of the Corporation, the threatening of any such order;

(ii)	the issuance by any Canadian Securities Commission, the SEC, the TSX or the NYSE of any order having the effect of ceasing or suspending the Distribution of the Common Shares or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose; or

(iii)	any requests made by any Canadian Securities Commission or the SEC for amending or supplementing any of the Offering Documents or for additional information;
and the Corporation will use its best efforts to prevent the issuance of any order referred to in subparagraph (b)(i) above or subparagraph (b)(ii) above and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible time;
(c)	the Corporation will use its best efforts to obtain the conditional listing of the Shares on the TSX by the Closing Time, subject only to the official notice of issuance, and the Corporation will use its best efforts to have the Shares listed and admitted and authorized for trading on the NYSE by the Closing Time;

(d)	as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the U.S. Securities Act), the Corporation will make generally available to its security holders and to the Representatives an earnings statement or statements of the Corporation and its subsidiaries which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 under the U.S. Securities Act; and

(e)	the Corporation will use the net proceeds from the Offering as described in the Initial Canadian Preliminary Prospectus.
(2)	The Corporation agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Corporation and the Representatives, not to be unreasonably withheld, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the U.S. Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the U.S. Securities Act, required to be filed with the SEC. Any such free writing prospectus consented to by the Corporation and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Corporation represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the U.S. Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping.

(3)	The Corporation will not, without the prior written consent of the Representatives on behalf of the Underwriters, such consent not to be unreasonably withheld, during the period from the date hereof and ending 90 days following the Closing Date, issue, offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, lend or dispose of directly or indirectly, any Common Shares, or any securities convertible into or exchangeable for Common Shares; provided that the Corporation may (i) issue Common Shares or securities convertible into or exchangeable for Common Shares pursuant to any equity incentive plan, stock ownership or purchase plan, dividend reinvestment plan or other equity plan in effect on the date hereof, (ii) issue Common Shares issuable upon the conversion, exchange or exercise of convertible or exchangeable securities or the exercise of warrants or options outstanding on the date hereof, or (iii) issue Common Shares or other securities convertible into Common Shares in connection with an acquisition of a business or entity, a consolidation, merger, combination or plan of arrangement, or a transaction or series of transactions entered into in response to an unsolicited bid by a third party to engage in any of the foregoing transactions provided that, except in the circumstances of an unsolicited bid, any such securities issued may not be subsequently disposed of until 60 days after the date of this Agreement.
Section 12 Termination by Underwriters
(1)	At the election of any Underwriter or Underwriters (such Underwriter or Underwriters being hereafter in this Section 12 referred to as the “Terminating Underwriter(s)”), the obligations of such Terminating Underwriter(s) under this Agreement may be terminated and cancelled, without liability on their part, if, at any time prior to the Closing Time or, with respect only to its obligations relating to Additional Shares, at or prior to the Option Closing Time:
(a)	any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is threatened, announced or commenced or any order or ruling is issued under or pursuant to any statute of Canada or the United States or of any province or territory of Canada, or state of the United States (including, without limitation, the Commission, the securities regulatory authority in each of the other Qualifying Jurisdictions, the TSX, NYSE or the SEC), which in the reasonable opinion of such Terminating Underwriter(s) would be expected to operate to prevent or materially restrict trading in or distribution of the Shares or any other securities of the Corporation;

(b)	there should occur any material change or any change in any material fact or a new material fact shall arise, or there should be discovered any previously undisclosed material fact, or a nuclear accident or significant nuclear environmental incident at a nuclear facility which, in each case, in the opinion of such Terminating Underwriter(s), could reasonably be expected to have a significant adverse effect on the market price or value of the Common Shares;

(c)	there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, or any law or regulation, which, in the opinion of such Terminating Underwriter(s), acting reasonably, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the Canadian or United States financial markets, or the business, operations or affairs of the Corporation and its subsidiaries taken as a whole;

(d)	any order to cease or suspend trading in any securities of the Corporation, or prohibiting or restricting the distribution of the Shares, is made, or proceedings are announced or commenced for the making of any such order, by any securities commission, stock exchange or listing authority, and has not been rescinded, revoked or withdrawn; or

(e)	it comes to the knowledge of a Terminating Underwriter(s) that any of the representations or warranties of the Corporation in this Agreement was untrue or inaccurate or misleading in any material respect when made or that any of the representations or warranties of the Corporation has ceased to be true or accurate in any material respect or has become misleading in any material respect by reference to the facts and circumstances from time to time subsisting, and such breach has not been remedied within one business day of notification to the Corporation of the breach by the Terminating Underwriter(s) or by the Closing Time whichever is the earlier, by such Terminating Underwriter(s) giving the Corporation written notice to that effect not later than the Closing Time.

(2)	The foregoing rights of termination are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement. In the event of any such termination, each remaining Underwriter who has not elected to terminate shall be deemed contemporaneously to have terminated its obligations hereunder unless such Underwriter shall have been given written notice by the Corporation of such termination and shall within 24 hours of receipt of such notice have given the Corporation written notice to the effect that such remaining Underwriter shall assume the obligations of the Terminating Underwriter, provided, that such remaining Underwriter shall have the right to postpone the Closing Date for such period, not exceeding ten business days, as it shall determine and notify the Corporation in order that any required changes in the Canadian Final Prospectus and the U.S. Final Prospectus may be effected. If any Underwriter or Underwriters terminate its or their obligations hereunder pursuant to this Section 12 or, unless as a result of a default within the control of the Corporation, Section 14, the Corporation’s liability hereunder to such Underwriter or Underwriters shall be limited to its obligations under Section 9, Section 10 and Section 16 hereof, as applicable.
Section 13 Closing
     The closing of the purchase and sale of the Firm Shares herein provided for shall be completed at 8:00 a.m. (E.S.T.), March 5, 2009, or such other date and/or time not later than March 31, 2009 as may be agreed upon in writing (respectively, the “Closing Time” and the “Closing Date”), at the offices of Osler, Hoskin & Harcourt LLP, 1 First Canadian Place, Toronto, Ontario. In the event that the Closing Time has not occurred on or before March 31, 2009, this Agreement shall, subject to the last sentence of Section 12(2) hereof, terminate.
Section 14 Conditions of Closing
     The obligations of the Underwriters under this Agreement are subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement both as of the date of this Agreement and as of the Closing Time, the performance by the Corporation of its obligations under this Agreement and receipt by the Underwriters of, at the Closing Time:
(a)	a favourable legal opinion, dated the Closing Date, from Osler, Hoskin & Harcourt LLP, the Corporation’s Canadian and U.S. counsel as to matters of Canadian federal and provincial law and as to matters of New York law and United States federal law (who may rely on the opinions of local counsel acceptable to them and to the Underwriters’ counsel as to matters governed by the laws of jurisdictions in Canada other than the Provinces of Ontario, Alberta and Québec), addressed to the Underwriters and the Underwriters’ counsel such matters to be as set out in the attached Schedule B, which shall be accompanied by a letter addressed to the Underwriters to the effect that such counsel has participated in the preparation of the Registration Statement, the Canadian Final Prospectus and the U.S. Final Prospectus and in conferences with officers and other representatives of the Corporation, representatives of the independent accountants for the Corporation, counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the Canadian Final Prospectus and the U.S. Final Prospectus and related matters were discussed and, subject to customary qualifications, confirming that no facts have come to such counsel’s attention which have caused such counsel to believe that these documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or to make the statements therein not misleading in the light of the circumstances under which they were made;

(b)	a favourable legal opinion, dated the Closing Date, from the Corporation’s counsel in the countries of Switzerland, Kazakhstan and Kyrgystan, in form and substance satisfactory to the Underwriters, with respect to the matters set forth in Schedule C;

(c)	a favourable legal opinion, dated the Closing Date, from Underwriters’ Canadian counsel, Borden Ladner Gervais LLP (who may rely on the opinions of Canadian counsel to the Corporation and on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than the Province of Ontario), containing such opinions relating to the Offering as the Underwriters may reasonably require;

(d)	a favourable legal opinion, date the Closing Date, from Underwriters’ U.S. counsel, Skadden, Arps, Slate, Meagher & Flom LLP, containing such opinions relating to the Offering as the Underwriters may reasonable require;

(e)	certificates representing, in the aggregate, the Firm Shares represented by one or more global certificates in the name of CDS & CO. or its nominee or in such other name(s) as the Representatives on behalf of the Underwriters, shall have directed;

(f)	the auditor’s comfort letter dated the Closing Date updating the comfort letter referred to in Section 6(3)(a)(ii) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two business days of the Closing Date;

(g)	the Underwriting Fee paid in accordance with the eighth paragraph of this Agreement;

(h)	evidence satisfactory to the Representatives that the Shares shall have been (A) listed and admitted and authorized for trading on the NYSE, and (B) conditionally approved for listing on the TSX, subject only to the official notice of issuance;

(i)	a certificate, dated the Closing Date and signed by the President and Chief Executive Officer and by the Senior Vice-President and Chief Financial Officer of the Corporation, or such other officers of the Corporation as may be reasonably acceptable to the Underwriters, certifying that: (i) the Corporation has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Corporation at or prior to the Closing Time; (ii) all the representations and warranties of the Corporation contained herein are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby; (iii) to the knowledge of such officers, there has been no material change relating to the Corporation and its Material Entities, on a consolidated basis, since the date hereof which has not been generally disclosed, except for the offering of the Shares, and with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis; and (iv) that, to the best of the knowledge, information and belief of the persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Corporation has been issued and no proceedings for such purpose are pending or are contemplated or threatened;

(j)	the documents described in Section 6(3) above that are to be delivered by or on behalf of the Corporation on the Closing Date; and

(k)	counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Corporation in connection with the issuance and sale of the Shares shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters, acting reasonably.
Section 15 Over-Allotment Option
(1)	The Over-Allotment Option may be exercised by the Underwriters at any time, in whole or in part by delivering notice to the Corporation not later than 5:00 p.m. on the 30th day after the Closing Date, which notice will specify the number of Additional Shares to be purchased by the Underwriters and the date (the “Option Closing Date”) and time (the “Option Closing Time”) on and at which such Additional Shares are to be purchased. Such Option Closing Date may be the same as (but not earlier than) the Closing Date and will not be earlier than three Business Days nor later than five Business Days after the date of delivery of such notice. Upon the Underwriters furnishing this notice, the Underwriters will be committed to purchase, in the respective percentages set forth in Section 22 and the Corporation will be committed to issue and sell in accordance with and subject to the provisions of this Agreement, the number of Additional Shares indicated in the notice. Additional Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the Offering.

(2)	In the event that the Over-Allotment Option is exercised in accordance with its terms, the closing of the issuance and sale of that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option shall take place at the Option Closing Time at the offices of the Corporation’s Counsel in Toronto, Ontario or at such other place as may be agreed to by the Underwriters and the Corporation.

(3)	At the Option Closing Time, the Corporation shall issue to the Underwriters that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option and deliver or cause to be delivered to the Representatives, on behalf of the Underwriters one global certificate in definitive form representing the Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option, registered in the name of CDS & Co. (or such other name or names as the Underwriters notify the Corporation not less than 24 hours prior to the Option Closing Time) against delivery of a receipt for those certificates and payment by the Underwriters to the Corporation of $17.25 per Additional Share in respect of which the Underwriters are exercising the Over-Allotment Option.

(4)	Concurrently with the deliveries and payment under paragraph (3), the Corporation shall pay the Underwriting Fee applicable to the Additional Shares in the manner provided in the eighth paragraph of this letter against delivery of a receipt for that payment.

(5)	The obligation of the Underwriters to make any payment or delivery contemplated by this Section 15 is subject to the following conditions being fulfilled at or prior to the Option Closing Time:
(a)	the Underwriters shall have received a certificate dated the Option Closing Date, addressed to the Underwriters and the Underwriters’ Counsel, signed by the

President and Chief Executive Officer and the Chief Financial Officer of the Corporation, or such other officers of the Corporation as the Underwriters may approve, certifying for and on behalf of the Corporation, without personal liability, the matters set out in Section 14(a);

(b)	the Underwriters shall have received a favourable legal opinions from the Corporation’s Counsel, addressed to the Underwriters and the Underwriters’ Counsel and dated the Option Closing Date, in form and substance satisfactory to the Underwriters’ Counsel, acting reasonably, with respect to all such matters as the Underwriters may reasonably request, including the matters described in Section 14(a) and (b), it being understood that the Corporation’s Counsel may rely, to the extent appropriate in the circumstances, on certificates of officers of the Corporation or its subsidiaries with respect to factual matters not independently established, and on the opinions of local counsel (which shall be addressed to the Underwriters and Underwriters’ Counsel and signed copies of which shall be delivered to the Underwriters and Underwriters’ Counsel) acceptable to the Underwriters’ Counsel, acting reasonably, with respect to matters other than those governed by the laws of Ontario, Alberta and Québec and the federal laws of Canada applicable therein, and that Underwriters’ Counsel may rely on the opinion of the Corporation’s Counsel as to matters which relate specifically to the Corporation and its Subsidiaries;

(c)	the Underwriters shall have received favourable legal opinions from the Underwriters’ Counsel, addressed to the Underwriters and dated the Option Closing Date, in form and substance to the Underwriters, acting reasonably, with respect to all such matters as the Underwriters may reasonably request relating to the distribution of the Additional Shares, it being understood that Underwriters’ Counsel may rely, to the extent appropriate in the circumstances, on certificates of officers of the Corporation or its subsidiaries with respect to factual matters not independently established;

(d)	the Underwriters shall have received an auditor’s comfort letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, based on a review not more than two business days prior to the Option Closing Date updating the comfort letter to be delivered to the Underwriters and the directors of the Corporation pursuant to Section 6(3)(b)(ii) and any similar comfort letters to be delivered pursuant to Section 14(f).
Section 16 Expenses
     Whether or not the transactions contemplated hereby shall be completed, except as provided below, all reasonable expenses of or incidental to the delivery and sale of the Shares and of or incidental to all other matters in connection with the transactions herein set out shall be borne by the Corporation including, without limitation, filing fees and other expenses payable in connection with the qualification of the Common Shares for sale to the public in the Offering Jurisdictions, the direct costs of the Corporation, the fees and expenses of the Corporation’s counsel, including U.S. counsel, and of the external auditors of the Corporation directly applicable to the Offering, the costs incurred in connection with the preparation, translation, printing and delivery of this Agreement, the Offering Documents including commercial copies thereof, and of the definitive certificate(s) representing the Common Shares and any stock exchange listing fees. The fees and disbursements of the Underwriters’ counsel and the Underwriters “out-of-pocket” expenses (other than those referred to above) shall be borne by the Underwriters except that the Underwriters will be reimbursed by the Corporation for the Underwriters’ reasonable fees, disbursements and expenses (including the fees and disbursements of the Underwriters’ counsel) if the Offering is not completed, other than by reason of a default by the Underwriters.
Section 17 No Advisory or Fiduciary Relationship
     The Corporation acknowledges and agrees that (a) the purchase and sale of the Common Shares pursuant to this Agreement, including the determination of the Offering Price of the Common Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) and no Underwriter has any obligation to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.
Section 18 Notices
     Any notice or other communication to be given hereunder shall, in the case of notice to the Corporation, be addressed to Cameco Corporation, 2121-11th Street West, Saskatoon, Saskatchewan S7M 1J3, Attention: Mr. O. Kim Goheen, Senior Vice-President and Chief Financial Officer, Telecopier No. (306) 956-6312 and, in the case of notice to the Underwriters, be addressed to: BMO, Attention: Egizio Bianchini, Telecopier (416) 359-4459; RBC DS, Attention: Gary A. Sugar, Telecopier (416) 842-7527; CIBC World Markets Inc., Attention: David Scott, Telecopier (416) 594-8848; Scotia Capital Inc., Attention: Jeffrey W. Richmond, Telecopier (416) 863-7117; BNP Paribas (Canada) Securities Inc., Attention: Daniel Grenier, Telecopier (514) 285-7517; TD Securities Inc., Attention: Ewan Mason, Telecopier (416) 308-3099; and National Bank Financial Inc., Attention: Steven Farber, Telecopier (416) 869-0813. Any such notice or other communication shall be in writing, and unless delivered personally to a responsible officer of the addressee, shall be given by courier service or by facsimile and shall be deemed to have been received, if given by facsimile, on the day of sending (if such day is a business day or, if not, on the next day following the sending thereof which is a business day) and if given by courier service, on the next business day following the sending thereof.
Section 19 Actions on Behalf of the Underwriters
     All steps which must or may be taken by the Underwriters in connection with this Underwriting Agreement, with the exception of the matters contemplated by Section 9 or Section 12, shall be taken by the Representatives on the Underwriters’ behalf and the execution of the

Agreement by the Underwriters shall constitute the Corporation’s authority for accepting notification of any such steps from, and for giving notice to, and for delivering the definitive certificate(s) representing the Shares to, or to the order of, the Representatives.
Section 20 Waiver, etc.
     All terms and conditions of the Agreement shall be construed as conditions and any breach or failure by the Corporation to comply with any such terms and conditions shall entitle any Underwriter, without limitation of any other remedies of the Underwriters, to terminate such Underwriter’s obligations to purchase the Common Shares by giving written notice to that effect to the Corporation at or prior to the Closing Time. It is understood that any Underwriter may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to such Underwriter’s rights in respect of any other such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on such Underwriter any such waiver or extension must be in writing.
Section 21 Survival
     The representations, warranties, obligations and agreements of the Corporation and of the Underwriters contained herein or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Underwriters of the Shares and the Underwriters shall be entitled to rely on the representations and warranties of the Corporation contained in or delivered pursuant to this Agreement notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters’ behalf.
Section 22 Underwriters’ Obligations
(1)	Subject to the terms of this Agreement, the Underwriters’ obligations under this Agreement to purchase the Common Shares shall be several and not joint and several and the liability of each of the Underwriters to purchase the Shares shall be limited to the following percentages of the purchase price paid for the Shares:

BMO Nesbitt Burns Inc.	32.5%
RBC Dominion Securities Inc.	32.5%
CIBC World Markets Inc.	11.0%
Scotia Capital Inc.	11.0%
BNP Paribas (Canada) Securities Inc.	5.0%
TD Securities Inc.	5.0%
National Bank Financial Inc.	3.0%
(2)	If any of the Underwriters fails to purchase its applicable percentage of the Shares at the Closing Time or the Option Closing Time, as the case may be, then the other Underwriters who shall be willing and able to purchase their applicable percentage of the Firm Shares or Additional Shares, as the case may be, shall have the right, but not the obligation, to purchase, on a pro rata basis, all but not less than all of the Shares not purchased by the defaulting Underwriter, and to receive the defaulting Underwriter’s portion of the Underwriting Fee in respect thereof, and such non-defaulting Underwriters shall have the right, by notice to the Corporation, to postpone the Closing Date or Option Closing Date, as the case may be, by not more than three business days to effect such purchase. In the event that such right is not exercised, the other Underwriters that are not in default shall be relieved of all obligations to the Corporation and the Corporation shall not be obligated to sell less than all the Firm Shares or Additional Shares with respect to which the Over-Allotment Option is exercised, as the case may be, and the Corporation shall be entitled to terminate its obligations under this Agreement except for those under Section 9, Section 10 and Section 16 hereof, provided that in the case of Additional Shares, such termination shall apply only with respect to such Additional Shares and not to any Firm Shares. Nothing in this paragraph shall oblige the Corporation to sell to any or all of the Underwriters less than all of the Firm Shares or Additional Shares, as applicable, or relieve from liability to the Corporation any Underwriter which shall be so in default.
Section 23 Entire Agreement
     Any and all previous agreements with respect to the purchase and sale of the Shares, whether written or oral, are terminated and this Agreement constitutes the entire agreement between the Corporation and the Underwriters with respect to the purchase and sale of the Common Shares.
Section 24 Governing Law
     This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Ontario and the federal laws of Canada applicable therein and the parties hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.
Section 25 Time of the Essence
     Time shall be of the essence of this Agreement. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.
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     If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to us on or before February 18, 2009.
Yours truly,

	BMO NESBITT BURNS INC.			RBC DOMINION SECURITIES INC.

By:	/s/ Egizio Bianchini		By:	/s/ Gary A. Sugar
	Name:	Egizio Bianchini		Name:	Gary A. Sugar
	Title:	Managing Director		Title:	Managing Director

	CIBC WORLD MARKETS INC.			SCOTIA CAPITAL INC.

By:	/s/ David Scott		By:	/s/ Jeffrey W. Richmond
	Name:	David Scott		Name:	Jeffrey W. Richmond
	Title:	Managing Director		Title:	Managing Director

	BNP PARIBAS (CANADA) SECURITIES INC.			TD SECURITIES INC.

By:	/s/ Daniel Grenier		By:	/s/ Ewan Mason
	Name:	Daniel Grenier		Name:	Ewan Mason
	Title:	Managing Director – Capital Markets		Title:	Managing Director

NATIONAL BANK FINANCIAL INC.

By:	/s/ Steven Farber
	Name:	Steven Farber
	Title:	Director

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     The foregoing is in accordance with our understanding and is accepted by us.

CAMECO CORPORATION
By:	/s/ O. Kim Goheen
	Name:	O. Kim Goheen
	Title:	Senior Vice-President and Chief Financial Officer

By:	/s/ George B. Assie
	Name:	George B. Assie
	Title:	Senior Vice-President, Marketing and Business Development

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SCHEDULE “A”
CAMECO CORPORATION
TERM SHEET
Common Shares

Issuer:	Cameco Corporation

Issue:	23,188,400 Common Shares.

Offering Price:	$17.25 per Common Share.

Amount of Issue:	$399,999,900

Over Allotment Option:
The Company has granted the Underwriters an option, exercisable at any time, in whole or in part for a period of 30 days from the date of the closing, to purchase up to an additional 3,478,000 Common Shares at the Offering Price.

Form of Offering:
Bought deal by way of a short form prospectus qualifying the Common Shares for public distribution in all provinces and territories of Canada and by way of registered offering in the United States under the multi-jurisdictional disclosure system.

Use of Proceeds:
The net proceeds of the offering will be used to strengthen the Company’s capital position and enhance its financial flexibility in order to allow it to take advantage of opportunities that may emerge from the current industry environment, and for general corporate purposes.

Listing:	The Common Shares will be listed on the New York Stock Exchange and the Toronto Stock Exchange.

Black Out:
During the 90 days following the Closing Date, the Company will not issue additional Common Shares, or securities convertible into or exchangeable therefor, subject to exceptions stated in Underwriting Agreement.

Closing Date:	March 5, 2009 or such other date as the Underwriters and the Company mutually agree.

Commission:	4% of the gross proceeds of the offering.

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SCHEDULE “B”
MATTERS TO BE ADDRESSED IN THE CORPORATION’S
CANADIAN AND U.S. COUNSEL OPINIONS
Canadian Counsel Opinion
(i)	The statements under the heading “Certain Canadian Federal Income Tax Considerations” in the Canadian Final Prospectus and the U.S. Final Prospectus are true and correct in all material respects, subject to the qualifications described therein and based on the assumptions described therein;

(ii)	The Corporation is a corporation existing under the federal laws of Canada. Each of the Material Corporate Entities, other than Kumtor Gold Company and Cameco Europe Ltd., is a corporation existing under the laws of its jurisdiction of incorporation. There are no restrictions on the corporate power and capacity of the Corporation to own and lease its property and assets and to carry on its business as described in the Canadian Final Prospectus and the U.S. Final Prospectus. There are no restrictions on the corporate power and capacity of any of the Material Corporate Entities, other than Kumtor Gold Company and Cameco Europe Ltd., to own and lease its property and assets and to carry on its business as described in the Canadian Final Prospectus and the U.S. Final Prospectus. There are no restrictions on the corporate power and capacity of the Corporation to enter into this Agreement or to carry out its obligations under this Agreement.

(iii)	Bruce LP is a limited partnership formed under the Limited Partnerships Act (Ontario). The general partner of Bruce LP (“Bruce GP”) is a corporation existing under the laws of its jurisdiction of incorporation. Bruce GP has all necessary corporate power and capacity to own its property and assets and to act as general partner of Bruce LP.

(iv)	The authorized capital of the Corporation is as described in the Canadian Final Prospectus and the U.S. Final Prospectus.

(v)	The Corporation is qualified or registered to carry on business as an extra-provincial corporation in the Provinces of Saskatchewan, Ontario, Alberta and Québec. Each of UEM Inc. and Cameco Gold Inc. is qualified or registered to carry on business as an extra-provincial corporation in the Provinces of Ontario and Saskatchewan. Each of Centerra Gold Inc., Kumtor Mountain Corporation, Cameco Bruce Holdings Inc. and Cameco Bruce Holdings II Inc. is qualified or registered to carry on business as an extra-provincial corporation in the Province of Ontario.

(vi)	The Corporation is not a party to, bound or affected by or subject to any provision in its constating documents or by-laws which is violated, contravened or breached by the execution and delivery by it of this Agreement or the performance by it of any of the terms thereof. The Corporation is not bound or affected by or subject to any statutory law or regulation of the Province of Saskatchewan, the Province of Ontario or the federal laws of Canada applicable in such provinces which is violated, contravened or breached by the execution and delivery by it of this Agreement or the performance by it of any of the terms thereof.

(vii)	The execution and delivery of, and the performance of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of the Corporation.

(viii)	The execution and delivery by the Corporation of each of the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus and the Canadian Final Prospectus and the filing thereof with the Canadian Securities Commissions and the filing of the Registration Statement with the SEC have been duly authorized by all necessary corporate action on the part of the Corporation.

(ix)	This Agreement has been duly executed and delivered by the Corporation and is a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms (which opinion will be subject to the usual qualifications with respect to laws of general application relating to creditors’ rights and equitable principles and the usual qualification with respect to rights to indemnity and contribution).

(x)	No consent, authorization, approval, license or order of, or filing, registration or qualification by the Corporation or any of its subsidiaries with, any court or governmental or regulatory agency or body in the Province of Ontario under the laws of the Province of Ontario or the federal laws of Canada applicable therein is necessary or required in connection with the execution and delivery by the Corporation of, and performance by the Corporation of its obligations under, this Agreement, except for such as may be required under Canadian Securities Laws.

(xi)	No consent, authorization, approval, license or order of, or filing, registration or qualification by the Corporation or any of its subsidiaries with, any court or governmental or regulatory agency or body in the Province of Saskatchewan under the laws of the Province of Saskatchewan or the federal laws of Canada applicable therein is necessary or required in connection with the execution and delivery by the Corporation of, and performance by the Corporation of its obligations under, this Agreement, except for such as may be required under Canadian Securities Laws.

(xii)	The listing of the Shares on the TSX has been approved by the TSX, subject only to the filing of documents in accordance with the requirements of the TSX on or before the date specified by the TSX.

(xiii)	The issuance of the Firm Shares has been duly authorized by the Corporation and, upon receipt by the Corporation of consideration therefor in accordance with the terms of this Agreement, the Firm Shares will be validly issued, fully-paid and non-assessable shares of the Corporation.

(xiv)	All necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under Canadian Securities Laws to qualify the Shares for distribution and sale in the Qualifying Jurisdictions by or through investment dealers or brokers duly registered under the applicable Canadian Securities Laws who comply with the relevant provisions of such laws and the terms of such registration;

(xv)	Each of CIBC Mellon Trust Company and Mellon Investor Services LLC has been duly appointed the transfer agent and registrar for the Common Shares.

(xvi)	The statements under the heading “Enforceability of Certain Civil Liabilities” in the Canadian Final Prospectus and the U.S. Final Prospectus insofar as such statements constitute a summary of the legal matters described therein fairly summarize such legal matters in all material respects.

(xvii)	The statements in the Registration Statement under “Part II — Information not Required to be Delivered to Offerees — Indemnification” insofar as such statements constitute a summary of the legal matters or documents described therein fairly summarize such legal matters and documents in all material respects.

(xviii)	The provisions of the Shares conform, in all material respects, with the description thereof contained under the heading “Description of Securities” in the Canadian Final Prospectus and the U.S. Prospectus.

(xix)	the form of the definitive share certificate representing the Shares to be delivered at the Closing Time complies in all material respects with the provisions of the Canada Business Corporations Act and has been authorized and approved by the Corporation.
U.S. Counsel Opinion
(i)	the Registration Statement is effective under the U.S. Securities Act. Based solely upon the oral advice of a member of the staff of the SEC, no stop order suspending the effectiveness of the Registration Statement has been issued, and to such counsel’s knowledge no proceedings for that purpose have been initiated or are pending or threatened by the SEC;

(ii)	based solely on the letter dated February [•], 2009 from the NYSE, the Shares have been approved for listing on the New York Stock Exchange subject to notice of issuance;

(iii)	although the statements in the Canadian Final Prospectus and the U.S. Final Prospectus under the caption “Certain United States Federal Income Tax Considerations” do not purport to be a complete description of all possible United States federal income tax consequences of the purchase, ownership and disposition of the Common Shares by U.S. Holders (as defined under such caption), such statements constitute a fair and accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Common Shares by U.S. Holders;

(iv)	no consent, approval, authorization or order of, or filing, registration or qualification with (collectively, “Consents”), any Governmental Authority is required by the Corporation under any Applicable Law for the issuance or sale of the Common Shares or the performance by the Corporation of its obligations under this Agreement except such as have been obtained or made under the U.S. Securities Act and except that we express no opinion as to any such Consents that may be required to be obtained from or made to the United States Financial Industry Regulatory Authority. For the purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America. For the purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York) and the federal laws of the United States of America, in each case which in such counsel’s experience are normally applicable to the transactions of the type contemplated by this Agreement, except that “Applicable Law” does not include the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or blue sky laws of the various states;

(v)	the execution and delivery of this Agreement by the Corporation and the performance by the Corporation of any of the terms hereof, including issuance and sale of the Shares by the Corporation, will not violate Applicable Law, except that we express no opinion in this clause (v) with respect to the indemnity and contributions provisions contained in the Agreement. For the purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York) and the federal laws of the United States of America, in each case which in such counsel’s experience are normally applicable to the transactions of the type contemplated by this Agreement, except that “Applicable Law” does not include the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or blue sky laws of the various states; and

(vi)	the Corporation is not, and, after giving effect to the Offering and the application of the proceeds thereof as described in the Canadian Final Prospectus and the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be, required to be registered as an investment company under the United States Investment Company Act of 1940, as amended.

SCHEDULE “C”
MATTERS TO BE ADDRESSED IN THE CORPORATION’S
FOREIGN COUNSEL OPINIONS
Opinions are to include the following:
1.	Incorporation and existence; and

2.	Qualification to carry on business.

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